AMENDMENT NO. 7
TO
BURLINGTON RESOURCES INC.
1997 EMPLOYEE STOCK INCENTIVE PLAN

The Burlington Resources Inc. 1997 Employee Stock Incentive Plan (the "Plan") is hereby amended, effective as of January 1, 2005, as follows:

A new section 3.4 is added to the Plan to read as follows:

“3.4  Anything in this plan to the contrary notwithstanding, the Plan Administrator, the Committee and the Board of Directors shall neither have nor exercise any authority under this Plan to modify outstanding options or Restricted Stock so as to cause any such options or Restricted Stock to provide for a deferral of compensation subject to Section 409A of the Code.”